EXHIBIT 99.1
Press Release
Orlando, FL., February 23, 2017 – MEDITE Cancer Diagnostics, Inc. (OTCQB: MDIT, “MEDITE” or the “Company”) today announced that Eric M. Goehausen has been elected to MEDITE’s Board of Directors.
Mr. Goehausen has been the managing member of New Harbor Merchant Partners, a private family investment office that invests in growth-oriented businesses and special situations since 2003. Mr. Goehausen also currently serves as the Director of Revenue Growth of the Clinical Solutions Team of Anthem, Inc., a Fortune 30 company.

Mr. Goehausen has more than 17 years of corporate advisory, CFO and executive-level financial management responsibilities, having led all facets of financial operations including financial, planning and analysis; accounting; treasury; profit improvement; M&A activity; bank and Board reporting and compliance; restructuring and transformational events for private-equity owned and public companies ranging from $100M to $4B in revenue.

Mr. Goehausen started his career in investment banking with JPMorgan Chase in 1998, where he focused on mergers, acquisitions, leveraged buyouts, and corporate financings.  In 2003, Eric formed New Harbor Merchant Partners, a private investment firm focused on providing strategic capital and advisory services to middle market companies and business leaders. He served the global professional law firm of Kirkland & Ellis, LLP in a corporate finance and investment banking advisory role; served as the interim Vice President of Finance and Accounting for a private equity-controlled $120 million consumer products distribution business; and advised a privately-held $190 million facilities management company through its refinancing, and profit and operational improvement process.

During 2006 through 2011, Mr. Goehausen was with the global professional services firm Alvarez & Marsal where he focused on restructuring, turnaround advisory and interim management of private equity controlled and public companies with revenue ranging from $100 million to $4 billion, and has served in interim CFO capacities of businesses with revenues of $200M to $500M.  Mr. Goehausen was then Vice President of Corporate Development for a publicly-traded dental products manufacturing company prior to its sale, and subsequently Chief Financial Officer of a private equity controlled education management company.

Mr. Goehausen earned his Master of Business Administration, With Honors, from The University of Chicago Booth School of Business with concentrations in Accounting, Finance and Entrepreneurship, and earned his Bachelor of Science in Business with a major in Finance, Cum Laude, from Miami University in Oxford, OH.  He has completed advanced studies in Corporate Finance and International Securities Markets at the London School of Economics, as well as Financial Markets, Institutions and Money & Banking at Northwestern University, and holds his CIRA certification.
Mr. Goehausen has served on the Board of Managers of American EMS, LLC, and as a board observer to Primaria Health, LLC and Precision Parts International, Inc.
About MEDITE Cancer Diagnostics, Inc.
MEDITE Cancer Diagnostics Inc., is a Delaware registered company consisting of wholly-own MEDITE GmbH a Germany-based company with its subsidiaries. On April 3, 2014, MEDITE was acquired by former CytoCore, Inc. a biomolecular diagnostics company engaged in the design, development, and commercialization of cost-effective cancer screening systems and Biomarkers to assist in the early detection of cancer. By acquiring MEDITE the company changed from solely research operations to an operating company with a well-developed infrastructure, 80 employees in four countries, a distribution network to about 70 countries worldwide, a well-known and established brand name and a wide range of products for anatomic pathology, histology and cytology laboratories.
Forward Looking Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, MEDITE’s ability to maintain and grow its revenues. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.
For more information please visit: www.medite-group.com
Investor Contact:
David E, Patterson
Chief Executive Officer
407 996 9630